UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2006

DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49730 (Commission File No.)	22-3374365 (IRS Employer Identification No.)

433 Hackensack Avenue, Hackensack, NJ 07601
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (201) 968-0980

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

࿠	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
࿠	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
࿠	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
࿠	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 8.01. OTHER EVENTS.

On April 24, 2006, DOV Pharmaceutical, Inc. announced high-level results recently developed from the first Phase III placebo-controlled clinical trial - study 020 - of its novel analgesic bicifadine in patients with chronic low back pain (CLBP). Bicifadine did not achieve a statistically significant effect relative to placebo on the primary endpoint of the study at any of the doses tested: 200 mg, 300 mg or 400 mg b.i.d. The primary endpoint as defined in the study protocol was the improvement in Visual Analog Scale (VAS) pain scores between baseline and the end of the treatment period. Initial analysis points to an unusually high placebo response rate and the extent of patients’ reliability in taking their medication as potential factors in the study outcome. The trial was a U.S., multi-center, double-blind, placebo-controlled study of approximately 600 patients with CLBP who were treated for up to 12 weeks.

We are currently conducting a more detailed assessment of the trial data in order to better understand the factors which are responsible for these findings.

A copy of the press release issued April 24, 2006 announcing the results of such clinical trial is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01. EXHIBITS.

(d) Exhibits. The following exhibit is filed with this Current Report on Form 8-K.

Exhibit No.	Title

99.1	Press Release, dated April 24, 2006, of DOV Pharmaceutical, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOV Pharmaceutical, Inc.

Date: April 25, 2006	By:	/s/ J. Robert Horton
J. Robert Horton
SVP and General Counsel

EXHIBIT INDEX

Exhibit No.	Title

99.1	Press Release, dated April 24, 2006, of DOV Pharmaceutical, Inc.